CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement (No. 333-63781) on Form S-8 of Merrill Merchants Bancshares, Inc. of our report dated January 11, 1999, relating to the consolidated statements of financial condition of Merrill Merchants Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended, which report is included in the December 31, 1998 annual report on Form 10-KSB of Merrill Merchants Bancshares, Inc.

Bangor, Maine
March 24, 1999

                                            /s/ Berry, Dunn, McNeil & Parker